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                                                              EXHIBIT 10.8.7


                          AMERICAN CARD TECHNOLOGIES, INC.

                                1996 STOCK OPTION PLAN



     (1) ESTABLISHMENT. There is hereby established the American Card Technologies, Inc. 1996 Stock Option Plan (the "Plan"), pursuant to which employees (including officers), directors, consultants, and other persons who perform substantial services for or on behalf of American Card Technologies, Inc. (the "Company"), any subsidiaries of the Company and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.001 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

     (2) STATUS OF OPTIONS. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of
Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-Incentive Stock Options"). Incentive Stock Options and Non-Incentive Stock Options shall be collectively referred to herein as "Options."

     (3) ELIGIBILITY. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, any directors of the Company, and any consultants and other persons who perform substantial services for or on behalf of the Company, any of its Subsidiaries or affiliates, or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible to be granted Non-Incentive Stock Options under this Plan. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

     (4) NUMBER OF SHARES COVERED BY OPTIONS; NO PREEMPTIVE RIGHTS. The total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 270,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with paragraph 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any shareholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.

     (5)  ADMINISTRATION

          (a) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this paragraph 5. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements(which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options

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shall be granted, the option periods, the number of shares of the Common
Stock to be subject to each Option and whether each Option shall be an Incentive Stock Option or a Non-Incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this paragraph 5 shall be conclusive.

          (b) The Committee shall consist of from two (2) to five (5) individuals who are members of the Board of Directors. Each member of the Committee shall be a person who, at the time of his appointment to, and at all times during his service as a member of, the Committee is a "Non-Employee Director" as that term is then defined under Regulation 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation regarding the same subject matter. The Committee shall be appointed by the Board of Directors, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee, and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

          (c) The Committee may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions deemed appropriate by the Committee.

          (d) Notwithstanding any provision hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of Options to directors.

     (6) TERMS OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

          (a) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant. For purposes of this paragraph and paragraph 7, the fair market value of shares of Common Stock on any day shall be
(i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or, if last sale prices

                                    (2)
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are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a shares of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

          (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e., surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this paragraph 6, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by
Section 422 of the Code and any regulations issued pursuant to that Section.

          (c) Each Incentive Stock Option Agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter called the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; PROVIDED, HOWEVER, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and PROVIDED, FURTHER, that if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

               (i) the expiration of the period of one year after the date of the Grantee's death, or

               (ii) the expiration of the Incentive Stock Option Period,

by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

          (d) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution, and each

                                    (3)

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Incentive Stock Option shall by its terms be exercisable during the
Grantee's lifetime only by him.

          (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of
Section 424(d) of the Code, more than 10% of the total combined voting power of all classes or stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this paragraph 6) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

          (f) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions, and conditions not inconsistent herewith as shall be determined by the Committee, including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period, and (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

          (g) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-Incentive Stock Options, or those Options may be included in separate stock option agreements.

     (7) TERMS OF NON-INCENTIVE STOCK OPTIONS. Each Non-Incentive Stock Option granted under this Plan shall be evidenced by a Non-Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

          (a) The price at which shares of Common Stock covered by each Non-Incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant.

          (b) Each Non-Incentive Stock Option Agreement shall provide that such Non-Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period of up to and including ten years after the date on which the Non-Incentive Stock Option is granted.

          (c) Each Non-Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the optionee except by will or by the laws of descent and distribution, and each

                                    (4)

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Non-Incentive Stock Option shall by its terms be exercisable during the
Grantee's lifetime only by him.

          (d) The Non-Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions, and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including, without limitation, the terms, provisions, and conditions set forth in paragraph 6(f) with respect to Incentive Stock Option Agreements.

     (8) LIMIT ON OPTION AMOUNT. Notwithstanding any provision contained herein, the aggregate fair market value (determined under paragraph 6(a) as of the time Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of Section 424 of the Code) shall not exceed $100,000. If an Incentive Stock Option exceeds this $100,000 limitation, the portion of such Option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-Incentive Stock Option. The limit in this paragraph shall not apply to Options which are designated as Non-Incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such Options which may be first exercisable in any year.

     (9) (a) ADJUSTMENT OF NUMBER OF SHARES. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; PROVIDED, HOWEVER, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this paragraph 9(a), in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each stock option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the shareholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made

                                    (5)

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without the approval of the shareholders.  In the case of any such substitution or adjustment as provided for in this paragraph 9(a), the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this paragraph 9. No adjustment or substitution provided for in this paragraph 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension, or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board of Directors, in its sole discretion, shall deem equitable.

          (b) In the event that the Company shall effect a distribution, other than a normal and customary cash dividend, upon shares of Common Stock, the Committee may, in order to prevent significant diminution in the value of Options as a result of any such distribution, take such measures as it deems fair and equitable, including, without limitation, the adjustment of the option price per share for shares not issued and sold hereunder prior to the record date for said distribution.

     (10) AMENDMENTS. This Plan may be terminated or amended from time to time by vote of the Committee; PROVIDED, HOWEVER, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall
(i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation or class of employees or other persons eligible to receive Incentive Options or Non-Incentive Options, shall be effective without the approval of the shareholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (i) incentive stock option status for outstanding Incentive Stock Options and the ability to issue Incentive Stock Options pursuant to this Plan, and (ii) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to Plan participants as ordinary compensation income.

     (11) EFFECTIVE DATE AND TERMINATION. This Plan shall become effective on the date its adoption is approved by the shareholders of the Company. Except to the extent necessary to govern outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date the Plan is adopted, or ten years from the date the Plan is approved by the shareholders, whichever is earlier.

                                    (6)